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                                                                    EXHIBIT 23.7


REPORT OF INDEPENDENT AUDITORS

Integrity Software Inc,
Dublin, Ireland.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated 26 July 1999 relating to the financial statements of Softly Aware Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                                     Hayes & Co.

Chartered Accountants &
Registered Auditors
4 St Andrews Place
Blackburn
Lancashire
BB1 8AL

16 March 2000